Exhibit 99.1

FOR IMMEDIATE RELEASE

SBA Communications Corporation Reports 3rd Quarter 2017 Results;

Updates Full Year 2017 Outlook

Boca Raton, Florida, October 30, 2017 (GLOBE NEWSWIRE) — SBA Communications Corporation (Nasdaq: SBAC) (“SBA” or the “Company”) today reported results for the quarter ended September 30, 2017.

Highlights of the third quarter include:

•	Increased Full Year Outlook

•	Net income of $49.2 million or $0.41 per share

•	AFFO per share growth of 14% over the year earlier period

•	Repurchased 3.5 million shares from July 1 through October 30, 2017

“The third quarter was another solid one for SBA,” commented Jeffrey A. Stoops, President and Chief Executive Officer. “Our customers were active across all of our markets and we executed well, once again posting industry-leading tower cash flow and adjusted EBITDA margins. Growth in site leasing revenue, tower cash flow, adjusted EBITDA and AFFO and a reduction in shares outstanding produced material year-over-year growth in AFFO per share. We continue to focus on steady balance sheet management and opportunistic capital allocation, with a number of successes in these areas since our last report. We remain solidly on track to achieve our goal of producing at least $10 of AFFO per share in 2020. With FirstNet, 600 Mhz, 2.5 Ghz, and other deployments by our customers still ahead in the U.S. and material network investment expected from our customers in our international markets, we remain very optimistic about the future and our ability to create additional shareholder value through consistent and material growth in AFFO per share.”

Operating Results

The table below details select financial results for the three months ended September 30, 2017 and comparisons to the prior year period.

	Q3 2017	Q3 2016	$ Change	% Change	% Change excluding FX (1)
Consolidated	($ in millions, except per share amounts)
Site leasing revenue	$408.5	$388.2	$20.3	5.2%	4.9%
Site development revenue	25.4	23.2	2.2	9.5%	9.5%
Tower cash flow (1)	321.5	302.8	18.7	6.2%	5.9%
Net income (loss)	49.2	(15.4)	64.6	419.5%	298.5%
Earnings per share - diluted	0.41	(0.12)	0.53	441.7%	308.3%
Adjusted EBITDA (1)	303.1	283.2	19.9	7.0%	6.7%
AFFO (1)	211.3	191.5	19.8	10.3%	9.9%
AFFO per share (1)	1.75	1.53	0.22	14.4%	13.7%

(1)	Non-GAAP metrics, please see the reconciliations and other disclosures under “Non-GAAP Financial Measures” later in this press release.

Total revenues in the third quarter of 2017 were $433.9 million compared to $411.3 million in the year earlier period, an increase of 5.5%. Site leasing revenue in the quarter of $408.5 million was comprised of domestic site leasing revenue of $328.4 million and international site leasing revenue of $80.1 million. Domestic cash site leasing revenue was $327.9 million in the third quarter of 2017 compared to $316.8 million in the year earlier period, an increase of 3.5%. International cash site leasing revenue was $76.3 million in the third quarter of 2017 compared to $64.0 million in the year earlier period, an increase of 19.2%.

Site leasing operating profit was $318.2 million, an increase of 5.4% over the year earlier period. Site leasing contributed 98.7% of the Company’s total operating profit in the third quarter of 2017. Domestic site leasing segment operating profit was $263.2 million, an increase of 3.7% over the year earlier period. International site leasing segment operating profit was $55.0 million, an increase of 14.5% over the year earlier period.

Tower Cash Flow for the third quarter of 2017 of $321.5 million was comprised of Domestic Tower Cash Flow of $269.4 million and International Tower Cash Flow of $52.1 million. Domestic Tower Cash Flow for the quarter increased 4.1% over the prior year period and International Tower Cash Flow increased 18.6% over the prior year period. Tower Cash Flow Margin was 79.5% for the third quarter of 2017 and 2016.

Net Cash Interest Expense was $78.9 million in the third quarter of 2017 compared to $80.3 million in the third quarter of 2016.

Net income for the third quarter of 2017 was $49.2 million, or $0.41 per share, and included a $18.4 million gain on the currency related remeasurement of a U.S. dollar denominated intercompany loan with a Brazilian subsidiary, while net loss for the third quarter of 2016 was $15.4 million, or $(0.12) per share, and included a $3.2 million loss on the currency related remeasurement of a U.S. dollar denominated intercompany loan with a Brazilian subsidiary.

Adjusted EBITDA for the quarter was $303.1 million, a 7.0% increase over the prior year period. Adjusted EBITDA Margin was 70.6% in the third quarter of 2017 compared to 70.1% in the third quarter of 2016.

AFFO for the quarter was $211.3 million, a 10.3% increase over the prior year period. AFFO per share for the third quarter of 2017 was $1.75, a 14.4% increase over the third quarter of 2016.

Investing Activities

During the third quarter of 2017, SBA purchased 118 communication sites and the rights to manage 2 additional communication sites for total consideration of $47.9 million. SBA also built 134 towers during the third quarter of 2017. As of September 30, 2017, SBA owned or operated 26,764 communication sites, 15,949 of which are located in the United States and its territories, and 10,815 of which are located internationally. In addition, the Company spent $14.8 million to purchase land and easements and to extend lease terms. Total cash capital expenditures for the third quarter of 2017 were $115.7 million, consisting of $9.1 million of non-discretionary cash capital expenditures (tower maintenance and general corporate) and $106.6 million of discretionary cash capital expenditures (new tower builds, tower augmentations, acquisitions, and purchasing land and easements).

Subsequent to the third quarter of 2017, the Company acquired 35 communication sites for an aggregate consideration of $24.4 million in cash. In addition, the Company has agreed to purchase 1,275 communication sites, 1,228 of which are located in international markets in which the Company currently operates, for an aggregate amount of $332.2 million. The Company anticipates that these acquisitions will be consummated by the end of the first quarter of 2018.

Financing Activities and Liquidity

SBA ended the third quarter with $9.1 billion of total debt, $7.2 billion of total secured debt, $170.1 million of cash and cash equivalents, short-term restricted cash, and short-term investments, and $8.9 billion of Net Debt. SBA’s Net Debt and Net Secured Debt to Annualized Adjusted EBITDA Leverage Ratios were 7.3x and 5.8x, respectively.

As of the date of this press release, SBA had no amount outstanding under its $1.0 billion Revolving Credit Facility.

During the third quarter of 2017, the Company repurchased 2.7 million shares of its Class A common stock for $383.9 million, at an average price per share of $141.17. Subsequent to September 30, 2017, the Company repurchased 0.8 million shares of its Class A common stock for $111.1 million, at an average price per share of $147.19. As of the date of this press release, the Company had $350.0 million of authorization remaining under its current stock repurchase plan.

On October 13, 2017, the Company issued $750.0 million of unsecured senior notes due October 1, 2022 (the “2017 Senior Notes”). The 2017 Senior Notes accrue interest at a rate of 4.0% per annum. Interest on the 2017 Senior Notes is due semi-annually on April 1 and October 1 of each year, beginning on April 1, 2018. Net proceeds from this offering were used to repay $460.0 million outstanding under the Revolving Credit Facility and for general corporate purposes.

Outlook

The Company is updating its full year 2017 Outlook for anticipated results. The Outlook provided is based on a number of assumptions that the Company believes are reasonable at the time of this press release. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in the Company’s filings with the Securities and Exchange Commission.

The Company’s full year 2017 Outlook assumes the acquisitions of only those communication sites under contract at the time of this press release. The Company may spend additional capital in 2017 on acquiring revenue producing assets not yet identified or under contract, the impact of which is not reflected in the 2017 guidance. The Outlook does not contemplate any new financings or any additional repurchases of the Company’s stock during 2017 other than those financings and repurchases completed as of the date of this press release.

The Company’s Outlook assumes an average foreign currency exchange rate of 3.25 Brazilian Reais to 1.0 U.S. Dollar and 1.28 Canadian Dollars to 1.0 U.S. Dollar for the fourth quarter of 2017.

(in millions, except per share amounts)	Full Year 2017
Site leasing revenue (1)	$1,613.0	to	$1,623.0
Site development revenue	$95.0	to	$105.0
Total revenues	$1,708.0	to	$1,728.0
Tower Cash Flow (2)	$1,271.0	to	$1,281.0
Adjusted EBITDA (2)	$1,195.0	to	$1,205.0
Net cash interest expense (3)	$310.0	to	$315.0
Non-discretionary cash capital expenditures (4)	$32.5	to	$37.5
AFFO (2)	$825.5	to	$849.5
AFFO per share (2) (5)	$6.82	to	$7.01
Discretionary cash capital expenditures (6)	$395.0	to	$415.0

(1)	The Company’s Outlook for site leasing revenue includes revenue associated with pass through reimbursable expenses.
(2)	See the reconciliation of this non-GAAP financial measure presented below under “Non-GAAP Financial Measures.”
(3)	Net cash interest expense is defined as interest expense less interest income. Net cash interest expense does not include amortization of deferred financing fees or non-cash interest expense.
(4)	Consists of tower maintenance and general corporate capital expenditures. Includes $1.0 million of estimated capital expenditures associated with hurricanes Harvey, Irma, and Maria.
(5)	Outlook for AFFO per share is calculated by dividing the Company’s outlook for AFFO by an assumed weighted average number of diluted common shares of 121.1 million. Our Outlook does not include the impact of any additional repurchases of the Company’s stock during 2017 other than those repurchases completed or agreed to as of the date of this press release.
(6)	Consists of new tower builds, tower augmentations, communication site acquisitions and ground lease purchases. Does not include expenditures for acquisitions of revenue producing assets not under contract at the date of this press release.

Conference Call Information

SBA Communications Corporation will host a conference call on Monday, October 30, 2017 at 5:00 PM (ET) to discuss the quarterly results. The call may be accessed as follows:

When:	Monday, October 30, 2017 at 5:00 PM (ET)
Dial-in Number:	(800) 230-1951
Conference Name:	SBA third quarter results
Replay Available:	October 30, 2017 at 8:00 PM (ET) through November 13, 2017 at 11:59 PM (ET)
Replay Number:	(800) 475-6701
Access Code:	431482
Internet Access:	www.sbasite.com

Information Concerning Forward-Looking Statements

This press release includes forward-looking statements, including statements regarding the Company’s expectations or beliefs regarding (i) the Company’s long term goal of producing AFFO of $10 or more per share in 2020 and its progress toward achieving that goal, (ii) future domestic and international customer demand and the timing and impact of spectrum deployments and network investment, (iii) the Company’s intentions for future capital allocation, (iv) the Company’s financial and operational guidance for the full year 2017, (v) timing of closing for currently pending acquisitions, (vi) the Company’s expectations regarding additional capital spending in 2017, and (vii) the Company’s expectations regarding foreign exchange rates and their impact on the Company’s financial and operational guidance. Furthermore, the Company’s 2017 outlook assumes that the Company’s business is currently operated in a manner that complies with the REIT rules and that the Company is able to qualify and to remain qualified as a REIT and the timing of such qualification. These forward-looking statements may be affected by the risks and uncertainties in the Company’s business. This information is qualified in its entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission filings, including the Company’s annual report on Form 10-K filed with the Commission on March 1, 2017.

The Company wishes to caution readers that certain important factors may have affected and could in the future affect the Company’s actual results and could cause the Company’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. With respect to the Company’s expectations regarding all of these statements, including its financial and operational guidance, such risk factors include, but are not limited to: (1) the ability and willingness of wireless service providers to maintain or increase their capital expenditures; (2) the Company’s ability to identify and acquire sites at prices and upon terms that will allow the portfolio growth to be accretive; (3) the Company’s ability to accurately identify any risks associated with its acquired sites, to effectively integrate such sites into its business and to achieve the anticipated financial results; (4) the Company’s ability to secure and retain as many site leasing tenants as planned at anticipated lease rates; (5) the impact of continued consolidation among wireless service providers on the Company’s leasing revenue; (6) the Company’s ability to successfully manage the risks associated with international operations, including risks associated with foreign currency exchange rates; (7) the Company’s ability to secure and deliver anticipated services business at contemplated margins; (8) the Company’s ability to maintain expenses and cash capital expenditures at appropriate levels for its business while seeking to attain its investment goals; (9) the Company’s ability to acquire land underneath towers on terms that are accretive; (10) the Company’s ability to realize economies of scale from its tower portfolio; (11) the economic climate for the wireless communications industry in general and the wireless communications infrastructure providers in particular in the United States, Brazil, and internationally; (12) the continued dependence on towers and outsourced site development services by the wireless carriers; (13) the Company’s ability to protect its rights to land under its towers; (14) the Company’s ability to obtain future financing at commercially reasonable rates or at all; and (15) the Company’s ability to qualify for treatment as a REIT for U.S. federal income tax purposes and to comply with and conduct its business in accordance with such rules. With respect to the Company’s plan for new builds, these factors also include zoning and regulatory approvals, weather, availability of labor and supplies and other factors beyond the Company’s control that could affect the Company’s ability to build additional towers in 2017. With respect to its expectations regarding the ability to close pending acquisitions, these factors also include satisfactorily completing due diligence, the amount and quality of due diligence that the Company is able to complete prior to closing of any acquisition and its ability to accurately anticipate the future performance of the acquired towers, the ability to receive required regulatory approval, the ability and willingness of each party to fulfill their respective closing conditions and their contractual obligations and the availability of cash on hand or borrowing capacity under the Revolving Credit Facility to fund the consideration. With respect to repurchases under the Company’s stock repurchase program, the amount of shares repurchased, if any, and the timing of such repurchases will depend on, among other things, the trading price of the Company’s common stock, which may be positively or negatively impacted by the repurchase program, market and business conditions, the availability of stock, the Company’s financial performance or determinations following the date of this announcement in order to use the Company’s funds for other purposes.

This press release contains non-GAAP financial measures. Reconciliation of each of these non-GAAP financial measures and the other Regulation G information is presented below under “Non-GAAP Financial Measures.”

This press release will be available on our website at www.sbasite.com.

About SBA Communications Corporation

SBA Communications Corporation is a first choice provider and leading owner and operator of wireless communications infrastructure in North, Central, and South America. By “Building Better Wireless,” SBA generates revenue from two primary businesses – site leasing and site development services. The primary focus of the Company is the leasing of antenna space on its multi-tenant communication sites to a variety of wireless service providers under long-term lease contracts. For more information please visit: www.sbasite.com.

Contacts

Mark DeRussy, CFA

Capital Markets

561-226-9531

Lynne Hopkins

Media Relations

561-226-9431

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited) (in thousands, except per share amounts)

	For the three months		For the nine months
	ended September 30,		ended September 30,
	2017	2016	2017	2016
Revenues:
Site leasing	$408,538	$388,168	$1,209,089	$1,144,461
Site development	25,407	23,151	75,513	72,159

Total revenues	433,945	411,319	1,284,602	1,216,620

Operating expenses:
Cost of revenues (exclusive of depreciation, accretion, and amortization shown below):
Cost of site leasing	90,351	86,354	269,070	255,609
Cost of site development	21,117	19,114	62,713	59,021
Selling, general, and administrative (1)(2)	32,559	32,255	100,177	110,326
Acquisition related adjustments and expenses	1,583	2,970	6,857	8,974
Asset impairment and decommission costs	9,417	2,305	25,908	23,180
Depreciation, accretion, and amortization	161,907	160,111	480,457	479,635

Total operating expenses	316,934	303,109	945,182	936,745

Operating income	117,011	108,210	339,420	279,875

Other income (expense):
Interest income	2,505	3,101	8,648	7,704
Interest expense	(81,357)	(83,426)	(237,415)	(250,913)
Non-cash interest expense	(725)	(585)	(2,146)	(1,500)
Amortization of deferred financing fees	(4,957)	(5,445)	(16,603)	(16,035)
Loss from extinguishment of debt, net	—	(34,512)	(1,961)	(34,512)
Other income (expense), net	20,062	(1,139)	16,218	92,137

Total other expense	(64,472)	(122,006)	(233,259)	(203,119)

Income (loss) before provision for income taxes	52,539	(13,796)	106,161	76,756
Provision for income taxes	(3,378)	(1,574)	(10,167)	(5,780)

Net income (loss)	$49,161	$(15,370)	$95,994	$70,976

Net income (loss) per common share
Basic	$0.41	$(0.12)	$0.80	$0.57

Diluted	$0.41	$(0.12)	$0.79	$0.56

Weighted average number of common shares
Basic	119,746	124,604	120,745	125,041

Diluted	121,026	124,604	121,727	125,761

(1)	Includes non-cash compensation of $9,213 and $7,970 for the three months ended September 30, 2017 and 2016, respectively, and $28,069 and $24,440 for the nine months ended September 30, 2017 and 2016, respectively.
(2)	Includes the impact of the $16,498 Oi reserve for the nine months ended September 30, 2016.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par values)

	September 30,	December 31,
	2017	2016
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$139,711	$146,109
Restricted cash	30,168	36,786
Accounts receivable, net	87,417	78,344
Costs and estimated earnings in excess of billings on uncompleted contracts	12,508	11,127
Prepaid and other current assets	54,262	52,205

Total current assets	324,066	324,571
Property and equipment, net	2,777,339	2,792,076
Intangible assets, net	3,550,710	3,656,924
Other assets	648,355	587,374

Total assets	$7,300,470	$7,360,945

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable	$32,429	$28,320
Accrued expenses	85,052	61,129
Current maturities of long-term debt	773,289	627,157
Deferred revenue	101,168	101,098
Accrued interest	19,668	44,503
Other current liabilities	11,109	11,240

Total current liabilities	1,022,715	873,447
Long-term liabilities:
Long-term debt, net	8,185,512	8,148,426
Other long-term liabilities	350,041	334,993

Total long-term liabilities	8,535,553	8,483,419
Shareholders’ deficit:
Prefer. stock-par value $.01, 30,000 shares authorized, no shares issued or outst.	—	—
Common stock - Class A, par value $.01, 400,000 shares authorized, 118,428 and 121,004 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively	1,184	1,210
Additional paid-in capital	2,148,273	2,010,520
Accumulated deficit	(4,064,805)	(3,637,467)
Accumulated other comprehensive loss	(342,450)	(370,184)

Total shareholders’ deficit	(2,257,798)	(1,995,921)

Total liabilities and shareholders’ deficit	$7,300,470	$7,360,945

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(unaudited) (in thousands)

	For the three months
	ended September 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$49,161	$(15,370)
Adjust. to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, accretion, and amortization	161,907	160,111
Non-cash asset impairment and decommission costs	8,597	1,298
Non-cash compensation expense	9,423	8,076
Amortization of deferred financing fees	4,957	5,445
(Gain) loss on remeasurement of U.S. denominated intercompany loan	(18,407)	3,168
Provision for doubtful accounts	486	3,012
Loss from extinguishment of debt, net	—	34,512
Other non-cash items reflected in the Statements of Operations	(1,017)	(2,770)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable and costs and estimated earnings in excess of billings on uncompleted contracts, net	(10,871)	(12,413)
Prepaid expenses and other assets	(7,093)	(5,132)
Accounts payable and accrued expenses	4,265	1,047
Accrued interest	(22,375)	(16,901)
Other liabilities	8,240	8,413

Net cash provided by operating activities	187,273	172,496

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions	(78,826)	(42,698)
Capital expenditures	(36,875)	(33,659)
Other investing activities	(6,573)	5,571

Net cash used in investing activities	(122,274)	(70,786)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings (repayments) under Revolving Credit Facility	280,000	120,000
Repayment of Tower Securities	—	(550,000)
Proceeds from issuance of Tower Securities, net of fees	—	690,584
Repurchase and retirement of common stock, inclusive of fees	(378,932)	(52,320)
Proceeds from 2016 Senior Notes, net of fees and original issue discount	—	1,078,387
Payment for the redemption of 5.75% Senior Notes	—	(825,795)
Other financing activities	5,440	(3,022)

Net cash (used in) provided by financing activities	(93,492)	457,834

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	3,762	(1,249)
NET CHANGE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(24,731)	558,295
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH:
Beginning of period	197,193	162,636

End of period	$172,462	$720,931

Selected Capital Expenditure Detail

	For the three	For the nine
	months ended	months ended
	September 30, 2017	September 30, 2017
	(in thousands)
Construction and related costs on new builds	$16,851	$49,650
Augmentation and tower upgrades	10,942	31,704
Non-discretionary capital expenditures:
Tower maintenance	8,056	21,752
General corporate	1,026	3,204

Total non-discretionary capital expenditures	9,082	24,956

Total capital expenditures	$36,875	$106,310

Communication Site Portfolio Summary

	Domestic	International	Total
Sites owned at June 30, 2017	15,947	10,615	26,562
Sites acquired during the third quarter	35	83	118
Sites built during the third quarter	15	119	134
Sites reclassified/decommissioned during the third quarter	(48)	(2)	(50)

Sites owned at September 30, 2017	15,949	10,815	26,764

Segment Operating Profit and Segment Operating Profit Margin

Domestic site leasing and International site leasing are the two segments within our site leasing business. Segment operating profit is a key business metric and one of our two measures of segment profitability. The calculation of Segment operating profit for each of our segments is set forth below.

	Domestic Site Leasing		Int’l Site Leasing		Site Development
	For the three months		For the three months		For the three months
	ended September 30,		ended September 30,		ended September 30,
	2017	2016	2017	2016	2017	2016
	(in thousands)
Segment revenue	$328,395	$319,109	$80,143	$69,059	$25,407	$23,151
Segment cost of revenues (excluding depreciation, accretion, and amort.)	(65,226)	(65,353)	(25,125)	(21,001)	(21,117)	(19,114)

Segment operating profit	$263,169	$253,756	$55,018	$48,058	$4,290	$4,037

Segment operating profit margin	80.1%	79.5%	68.6%	69.6%	16.9%	17.4%

Non-GAAP Financial Measures

The press release contains non-GAAP financial measures including (i) Cash Site Leasing Revenue; (ii) Tower Cash Flow and Tower Cash Flow Margin; (iii) Adjusted EBITDA, Annualized Adjusted EBITDA, and Adjusted EBITDA Margin; (iv) Net Debt, Net Secured Debt, Leverage Ratio, and Secured Leverage Ratio (collectively, our “Non-GAAP Debt Measures”); (v) Funds from Operations (“FFO”), Adjusted Funds from Operations (“AFFO”), and AFFO per share; and (vi) certain financial metrics after eliminating the impact of changes in foreign currency exchange rates (collectively, our “Constant Currency Measures”).

We have included these non-GAAP financial measures because we believe that they provide investors additional tools in understanding our financial performance and condition. Specifically, we believe that:

(1) Cash Site Leasing Revenue and Tower Cash Flow are useful indicators of the performance of our site leasing operations;

(2) Adjusted EBITDA is useful to investors or other interested parties in evaluating our financial performance. Adjusted EBITDA is the primary measure used by management (1) to evaluate the economic productivity of our operations and (2) for purposes of making decisions about allocating resources to, and assessing the performance of, our operations. Management believes that Adjusted EBITDA helps investors or other interested parties meaningfully evaluate and compare the results of our operations (1) from period to period and (2) to our competitors, by excluding the impact of our capital structure (primarily interest charges from our outstanding debt) and asset base (primarily depreciation, amortization and accretion) from our financial results. Management also believes Adjusted EBITDA is frequently used by investors or other interested parties in the evaluation of REITs. In addition, Adjusted EBITDA is similar to the measure of current financial performance generally used in our debt covenant calculations. Adjusted EBITDA should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance;

(3) FFO, AFFO and AFFO per share, which are metrics used by our public company peers in the communication site industry, provide investors useful indicators of the financial performance of our business and permit investors an additional tool to evaluate the performance of our business against those of our two principal competitors. FFO, AFFO, and AFFO per share are also used to address questions we receive from analysts and investors who routinely assess our operating performance on the basis of these performance measures, which are considered industry standards. We believe that FFO helps investors or other interested parties meaningfully evaluate financial performance by excluding the impact of our asset base (primarily depreciation, amortization and accretion). We believe that AFFO and AFFO per share help investors or other interested parties meaningfully evaluate our financial performance as they include (1) the impact of our capital structure (primarily interest expense on our outstanding debt) and (2) sustaining capital expenditures and exclude the impact of our (1) asset base (primarily depreciation, amortization and accretion) and (2) certain non-cash items, including straight-lined revenues and expenses related to fixed escalations and rent free periods and the non-cash portion of our reported tax provision. GAAP requires rental revenues and expenses related to leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease. In accordance with GAAP, if payment terms call for fixed escalations, or rent free periods, the revenue or expense is recognized on a straight-lined basis over the fixed, non-cancelable term of the contract. We only use AFFO as a performance measure. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flows from operations or as residual cash flow available for discretionary investment. We believe our definition of FFO is consistent with how that term is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and that our definition and use of AFFO and AFFO per share is consistent with those reported by the other communication site companies;

(4) Our Non-GAAP Debt Measures provide investors a more complete understanding of our net debt and leverage position as they include the full principal amount of our debt which will be due at maturity and, to the extent that such measures are calculated on Net Debt are net of our cash and cash equivalents, short-term restricted cash, and short-term investments; and

(5) Our Constant Currency Measures provide management and investors the ability to evaluate the performance of the business without the impact of foreign currency exchange rate fluctuations.

In addition, Tower Cash Flow, Adjusted EBITDA, and our Non-GAAP Debt Measures are components of the calculations used by our lenders to determine compliance with certain covenants under our Senior Credit Agreement and indentures relating to our 2014 Senior Notes, 2016 Senior Notes, and 2017 Senior Notes. These non-GAAP financial measures are not intended to be an alternative to any of the financial measures provided in our results of operations or our balance sheet as determined in accordance with GAAP.

Financial Metrics after Eliminating the Impact of Changes In Foreign Currency Exchange Rates

We eliminate the impact of changes in foreign currency exchange rates for each of the following financial metrics by dividing the current period’s financial results by the average monthly exchange rates of the prior year period. The table below provides the reconciliation of the reported growth rate year-over-year of each of the following measures to the growth rate after eliminating the impact of changes in foreign currency exchange rates to such measure: (1) total site leasing revenue, total cash site leasing revenue, and International cash site leasing revenue, (2) total site leasing segment operating profit and International site leasing segment operating profit, (3) total Tower Cash Flow and International Tower Cash Flow, (4) Net income, (5) diluted earnings per share, (6) Adjusted EBITDA, and (7) AFFO and AFFO per share.

			Growth
	Third quarter		excluding
	2017 year	Foreign	foreign
	over year	currency	currency
	growth rate	impact	impact
Total site leasing revenue	5.2%	0.3%	4.9%
Total cash site leasing revenue	6.1%	0.4%	5.7%
Int’l cash site leasing revenue	19.2%	2.3%	16.9%
Total site leasing segment operating profit	5.4%	0.3%	5.1%
Int’l site leasing segment operating profit	14.5%	2.1%	12.4%
Total site leasing tower cash flow	6.2%	0.3%	5.9%
Int’l site leasing tower cash flow	18.6%	2.1%	16.5%
Net income	419.5%	121.0%	298.5%
Earnings per share - diluted	441.7%	133.4%	308.3%
Adjusted EBITDA	7.0%	0.3%	6.7%
AFFO	10.3%	0.4%	9.9%
AFFO per share	14.4%	0.7%	13.7%

Cash Site Leasing Revenue, Tower Cash Flow, and Tower Cash Flow Margin

The tables below set forth the reconciliation of Cash Site Leasing Revenue and Tower Cash Flow to their most comparable GAAP measurement and Tower Cash Flow Margin, which is calculated by dividing Tower Cash Flow by Cash Site Leasing Revenue.

	Domestic Site Leasing		Int’l Site Leasing		Total Site Leasing
	For the three months		For the three months		For the three months
	ended September 30,		ended September 30,		ended September 30,
	2017	2016	2017	2016	2017	2016
	(in thousands)
Site leasing revenue	$328,395	$319,109	$80,143	$69,059	$408,538	$388,168
Non-cash straight-line leasing revenue	(503)	(2,280)	(3,873)	(5,054)	(4,376)	(7,334)

Cash site leasing revenue	327,892	316,829	76,270	64,005	404,162	380,834
Site leasing cost of revenues (excluding depreciation, accretion, and amortization)	(65,226)	(65,353)	(25,125)	(21,001)	(90,351)	(86,354)
Non-cash straight-line ground lease expense	6,774	7,420	924	903	7,698	8,323

Tower Cash Flow	$269,440	$258,896	$52,069	$43,907	$321,509	$302,803

Tower Cash Flow Margin	82.2%	81.7%	68.3%	68.6%	79.5%	79.5%

Forecasted Tower Cash Flow for Full Year 2017

The table below sets forth the reconciliation of forecasted Tower Cash Flow set forth in the Outlook section to its most comparable GAAP measurement for the full year 2017:

	Full Year 2017
	(in millions)
Site leasing revenue	$1,613.0	to	$1,623.0
Non-cash straight-line leasing revenue	(16.5)	to	(11.5)

Cash site leasing revenue	1,596.5	to	1,611.5
Site leasing cost of revenues (excluding depreciation, accretion, and amortization)	(353.5)	to	(363.5)
Non-cash straight-line ground lease expense	28.0	to	33.0

Tower Cash Flow	$1,271.0	to	$1,281.0

Adjusted EBITDA, Annualized Adjusted EBITDA, and Adjusted EBITDA Margin

The table below sets forth the reconciliation of Adjusted EBITDA to its most comparable GAAP measurement.

	For the three months
	ended September 30,
	2017	2016
	(in thousands)
Net income (loss)	$49,161	$(15,370)
Non-cash straight-line leasing revenue	(4,376)	(7,334)
Non-cash straight-line ground lease expense	7,698	8,323
Non-cash compensation	9,423	8,076
Loss from extinguishment of debt, net	—	34,512
Other (income) expense	(20,062)	1,139
Acquisition related adjustments and expenses	1,583	2,970
Asset impairment and decommission costs	9,417	2,305
Interest income	(2,505)	(3,101)
Total interest expense (1)	87,039	89,456
Depreciation, accretion, and amortization	161,907	160,111
Provision for taxes (2)	3,835	2,123

Adjusted EBITDA	$303,120	$283,210

Annualized Adjusted EBITDA (3)	$1,212,480	$1,132,840

(1)	Total interest expense includes interest expense, non-cash interest expense, and amortization of deferred financing fees.
(2)	For the three months ended September 30, 2017 and 2016, these amounts included $457 and $549, respectively, of franchise and gross receipts taxes reflected in the Statements of Operations in selling, general and administrative expenses.
(3)	Annualized Adjusted EBITDA is calculated as Adjusted EBITDA for the most recent quarter multiplied by four.

The calculation of Adjusted EBITDA Margin is as follows:

	For the three months
	ended September 30,
	2017	2016
	(in thousands)
Total revenues	$433,945	$411,319
Non-cash straight-line leasing revenue	(4,376)	(7,334)

Total revenues minus non-cash straight-line leasing revenue	$429,569	$403,985

Adjusted EBITDA	$303,120	$283,210

Adjusted EBITDA Margin	70.6%	70.1%

Forecasted Adjusted EBITDA for Full Year 2017

The table below sets forth the reconciliation of the forecasted Adjusted EBITDA set forth in the Outlook section to its most comparable GAAP measurement for the full year 2017:

	Full Year 2017
	(in millions)
Net income	$94.5	to	$129.5
Non-cash straight-line leasing revenue	(16.5)	to	(11.5)
Non-cash straight-line ground lease expense	28.0	to	33.0
Non-cash compensation	39.0	to	34.0
Loss from extinguishment of debt, net	2.0	to	2.0
Other (income) expense	(8.0)	to	(13.0)
Acquisition related adjustments and expenses	12.0	to	8.0
Asset impairment and decommission costs	36.0	to	32.0
Interest income	(12.0)	to	(10.0)
Total interest expense (1)	352.0	to	345.0
Depreciation, accretion, and amortization	650.0	to	640.0
Provision for taxes (2)	18.0	to	16.0

Adjusted EBITDA	$1,195.0	to	$1,205.0

(1)	Total interest expense includes interest expense, non-cash interest expense, and amortization of deferred financing fees.
(2)	Includes projections for franchise taxes and gross receipts taxes which will be reflected in the Statement of Operations in Selling, general, and administrative expenses.

Funds from Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”)

The tables below set forth the reconciliations of FFO and AFFO to their most comparable GAAP measurement.

	For the three months
	ended September 30,
(in thousands, except per share amounts)	2017	2016
Net income (loss)	$49,161	$(15,370)
Real estate related depreciation, amortization, and accretion	160,995	158,863
Adjustments for unconsolidated joint ventures	260	—

FFO	$210,416	$143,493
Adjustments to FFO:
Non-cash straight-line leasing revenue	(4,376)	(7,334)
Non-cash straight-line ground lease expense	7,698	8,323
Non-cash compensation	9,423	8,076
Adjustment for non-cash portion of tax provision	(620)	(1,163)
Non-real estate related depreciation, amortization, and accretion	912	1,248
Amortization of deferred financing costs and debt discounts	5,682	6,030
Loss from extinguishment of debt, net	—	34,512
Other (income) expense	(20,062)	1,139
Acquisition related adjustments and expenses	1,583	2,970
Asset impairment and decommission costs	9,417	2,305
Non-discretionary cash capital expenditures	(9,082)	(8,059)
Adjustments for unconsolidated joint ventures	260	—

AFFO	$211,251	$191,540

Weighted average number of common shares (1)	121,026	125,381

AFFO per share	$1.75	$1.53

(1)	For purposes of the AFFO per share calculation, the basic weighted average number of common shares has been adjusted to include the dilutive effect of stock options and restricted stock units.

Forecasted AFFO for the Full Year 2017

The table below sets forth the reconciliation of the forecasted AFFO and AFFO per share set forth in the Outlook section to its most comparable GAAP measurement for the full year 2017:

(in millions, except per share amounts)	Full Year 2017
Net income	$94.5	to	$129.5
Real estate related depreciation, amortization, and accretion	642.0	to	634.0
Adjustments for unconsolidated joint ventures	0.5	to	1.5

FFO	$737.0	to	$765.0
Adjustments to FFO:
Non-cash straight-line leasing revenue	(16.5)	to	(11.5)
Non-cash straight-line ground lease expense	28.0	to	33.0
Non-cash compensation	39.0	to	34.0
Non-real estate related depreciation, amortization, and accretion	8.0	to	6.0
Amort. of deferred financing costs and debt discounts	25.0	to	25.0
Loss from extinguishment of debt, net	2.0	to	2.0
Other (income) expense	(8.0)	to	(13.0)
Acquisition related adjustments and expenses	12.0	to	8.0
Asset impairment and decommission costs	36.0	to	32.0
Non-discretionary cash capital expenditures	(37.5)	to	(32.5)
Adjustments for unconsolidated joint ventures	0.5	to	1.5

AFFO	$825.5	to	$849.5

Weighted average number of common shares (1)	121.1		121.1

AFFO per share	$6.82	to	$7.01

(1)	Our assumption for weighted average number of common shares does not contemplate any additional repurchases of the Company’s stock during 2017 other than those repurchases completed as of the date of this press release.

Net Debt, Net Secured Debt, Leverage Ratio, and Secured Leverage Ratio

Net Debt is calculated using the notional principal amount of outstanding debt. Under GAAP policies, the notional principal amount of the Company’s outstanding debt is not necessarily reflected on the face of the Company’s financial statements.

The Net Debt and Leverage calculations are as follows:

	September 30,
	2017
	(in thousands)
2013-1C Tower Securities	$425,000
2013-2C Tower Securities	575,000
2013-1D Tower Securities	330,000
2014-1C Tower Securities	920,000
2014-2C Tower Securities	620,000
2015-1C Tower Securities	500,000
2016-1C Tower Securities	700,000
2017-1C Tower Securities	760,000
Revolving Credit Facility	430,000
2014 Term Loan	1,451,250
2015 Term Loan	488,750

Total secured debt	7,200,000
2014 Senior Notes	750,000
2016 Senior Notes	1,100,000

Total unsecured debt	1,850,000

Total debt	$9,050,000

Leverage Ratio
Total debt	$9,050,000
Less: Cash and cash equivalents, short-term restricted cash and short-term investments	(170,111)

Net debt	$8,879,889

Divided by: Annualized Adjusted EBITDA	$1,212,480

Leverage Ratio	7.3	x

Secured Leverage Ratio
Total secured debt	$7,200,000
Less: Cash and cash equivalents, short-term restricted cash and short-term investments	(170,111)

Net Secured Debt	$7,029,889

Divided by: Annualized Adjusted EBITDA	$1,212,480

Secured Leverage Ratio	5.8	x